Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

Dated as of August 20, 2004

Between

AMERICAN TOWER CORPORATION

as Issuer

and

GOLDMAN, SACHS & CO.

as Initial Purchaser

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is dated as of August 20, 2004, between American Tower Corporation, a Delaware corporation (the “Company”), and Goldman, Sachs & Co., as the Initial Purchaser (the “Initial Purchaser”). This Agreement is entered into in connection with the Purchase Agreement, dated August 17, 2004, between the Company and the Initial Purchaser (the “Purchase Agreement”), which provides for the issuance and sale by the Company to the Initial Purchaser of the Company’s 3.00% Convertible Notes Due 2012 (the “Convertible Notes”). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchaser’ obligation to purchase the Convertible Notes under the Purchase Agreement.

The parties hereby agree as follows:

Section 1. Definitions

(a) As used in this Agreement, the following terms shall have the following meanings:

Agreement: See the first introductory paragraph hereto.

Amount of Registrable Securities: (a) With respect to Convertible Notes constituting Registrable Securities, their aggregate principal amount, (b) with respect to Underlying Shares constituting Registrable Securities, the principal amount of Convertible Note that would have been surrendered for conversion or exchange as of that date of determination in order to receive such number of Underlying Shares, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

Business Day: means any day other than a Saturday, a Sunday or a legal holiday on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Washington, D.C.

Closing Date: August 20, 2004.

Company: See the introductory paragraph hereto.

Convertible Notes: See the introductory paragraph hereto.

Damages Payment Date: See Section 3(c) hereof.

Effectiveness Date: The 210th day after the Closing Date.

Effectiveness Period: See Section 2 hereof.

Effective Time: The time at which the SEC declares the Shelf Registration effective or at which the Shelf Registration otherwise becomes effective.

Electing Holder: See Section 4(a)(iii) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Filing Date: The 90th day after the Closing Date.

Holder: Any holder of Registrable Securities.

Indemnified Person: See Section 6(a) hereof.

Indenture: The Indenture, dated as of August 20, 2004, between the Company and The Bank of New York, as Trustee, pursuant to which the Convertible Notes are issued, as amended or supplemented from time to time.

Initial Purchaser: See the introductory paragraph hereto.

Inspectors: See Section 4(n) hereof.

Liquidated Damages: See Section 3(a) hereof.

NASD: See Section 4(q) hereof.

Notice and Questionnaire: means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

Person: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraph hereto.

QIU: See Section 4(q) hereof.

Records: See Section 4(n) hereof.

Registrable Securities: All Convertible Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Convertible Notes and Underlying Shares has been declared effective by the SEC and such Convertible Notes and Underlying Shares have been disposed of in accordance with such effective Registration Statement, (ii) such Convertible Notes and Underlying Shares are sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with paragraph (k) of such Rule 144, or (iii) such Convertible Notes and any Underlying Shares cease to be outstanding.

Registration Default: See Section 3(a) hereof.

Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Restricted Security: means any Convertible Note or share of Class A Common Stock issuable upon conversion thereof except any such Convertible Note or share of Class A Common Stock that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto) (assuming that the Holder thereto is not an affiliate of the Company), or (iii) has otherwise been transferred and a new Security or share of Class A Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Registration: See Section 2 hereof.

Subsequent Shelf Registration: See Section 2(a) hereof.

Suspension Period: See Section 2(c) hereof.

TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

Trustee: The Trustee under the Indenture.

Underlying Shares: The shares of the Company’s Class A Common Stock, par value $.01 per share, issuable upon conversion of the Convertible Notes.

Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2. Shelf Registration

(a) Shelf Registration. The Company shall file with the SEC, as soon as is reasonably practicable but in any event no later than the Filing Date (or, if the Filing Date is not on a Business Day, the next succeeding Business Day), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Shelf Registration”). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings); provided, however, that no Holders shall be entitled to be named as selling securityholder in the Shelf Registration or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder. Subject to obtaining a waiver to its Amended and Restated Registration Rights Agreement dated February 25, 1999, the Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration. The Company shall use its reasonable best efforts to cause such waiver to be obtained.

The Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date (or, if the Filing Date is not on a Business Day, the next succeeding Business Day), and to keep the Shelf Registration continuously effective under the Securities Act until the date that is 24 months from the Closing Date or, if later, 24 months from the last date on which any Convertible Notes are issued upon exercise of the Initial Purchaser’s option to purchase additional Convertible Notes (as it may be shortened pursuant to clause (A) or clause (B) immediately following, the “Effectiveness Period”), or such shorter period ending when (A) all the shares of Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration, (B) the date on which all the Registrable Securities (x) held by persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act, or (y) cease to be outstanding, or (C) an additional Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act (a “Subsequent Shelf Registration”).

(b) Supplements and Amendments. Subject to Section 2(c) and Section 4(d), the Company shall promptly supplement and amend the Shelf Registration if (i) required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, (ii) required by the Securities Act, or (iii) reasonably requested by the Holders of a majority of the Amount of Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

(c) Suspension Period. The Company may suspend the use of the Prospectus for a period not to exceed 45 days in any three-month period or more than 120 days for all such periods in any twelve-month period (each, a “Suspension Period”) if the Company determines in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments, public filings with the SEC and similar events, it is in the best interest of the Company to suspend the use of the Prospectus, and prior to suspending such use the Company provides the Electing Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

(d) Other Securities. If at any time the Securities, pursuant to Article Twelve of the Indenture, are convertible into securities other than Class A Common Stock of the Company, the Company hereby agrees to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Convertible Notes may then be convertible into such securities.

Section 3. Liquidated Damages

(a) The Company and the Initial Purchaser agree that the Holders of Convertible Notes will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, on the Registrable Securities (“Liquidated Damages”) as follows if any of the following events occur (each such event in clauses (i) through (iii) below, a “Registration Default”):

(i)	If on or prior to the Filing Date, the Shelf Registration has not been filed with the SEC;

(ii)	If on or prior to the Effectiveness Date, the Shelf Registration has not been declared effective by the SEC; or

(iii)	If after the Shelf Registration is declared effective and prior to the expiration of the Effectiveness Period (A) the Shelf Registration thereafter ceases to be effective and a Subsequent Shelf Registration covering the Registrable Securities has not become effective or (B) a Shelf Registration or the related prospectus ceases to be usable (in each case except as permitted in Section 3(b) hereof) in connection with resales of Registrable Securities during the periods specified herein.

Liquidated Damages shall accrue on outstanding Convertible Notes constituting Registrable Securities over and above the interest set forth in the title of the Convertible Notes and shall accrue on outstanding Underlying Shares constituting Registrable Securities, in each case from and including the date on which any such Registration Default shall occur to, but excluding, the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum of the Amount of such Registrable Securities to and including the 90th day following a Registration Default and at a rate of 0.50% per annum of the Amount of such Registrable Securities from and after the 91st day following such Registration Default. The Company shall notify the Trustee within one business day after each and every date on which a Registration Default occurs. The Company in no event shall be required to pay Liquidated Damages for more than one Registration Default at any given time.

(b) If the Company has declared a Suspension Period pursuant to Section 2(c) hereof, a Registration Default referred to in Section 3(a)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration or the related prospectus during the period specified under Section 2(c) hereof. Liquidated Damages shall be payable in accordance with Section 3(a) hereof from the first day any Suspension Period exceeds the period specified under Section 2(c) hereof.

(c) Any amount of Liquidated Damages due pursuant to clause (i), (ii) or (iii) of Section 3(a) hereof will be payable in cash on each February 15 and August 15 (a “Damages Payment Date”) to the Holder to whom regular interest is payable on such Damages Payment Date with respect to Convertible Notes that are Registrable Securities and to the Person that is a registered Holder on the February 1 or August 1, as the case may be, prior to such Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Liquidated Damages for Registrable Securities will be determined by multiplying the applicable Liquidated Damages rate by the Amount of such Registrable Securities on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

Section 4. Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

(a)	(i)	Not less than 30 calendar days prior to the Effective Time of the Shelf Registration, the Company shall mail the Notice and Questionnaire to the Holders. Holders shall have at least 20 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company. The Company shall take action to name each Holder that is an Electing Holder as of the date that is 5 Business Days prior to the effectiveness of the Shelf Registration as a selling securityholder in the Shelf Registration at the time of its effectiveness so that such Holder is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder’s Registrable Securities in accordance with applicable law. The Company shall not be required to take any action to name any Holder as a selling securityholder in the Shelf Registration or to enable any Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company.

(ii)	After the Effective Time of the Shelf Registration, the Company shall, upon the written request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. From and after the Effective Time of the Shelf Registration, the Company shall (A) as promptly as is practicable after the date a completed and signed Notice and Questionnaire is delivered to the Company, and in any event within 10 Business Days after such date, prepare and file with the SEC (x) a supplement to the Prospectus or, if required by applicable law, a post-effective amendment to the Shelf Registration and (y) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration and is permitted to deliver the Prospectus to purchasers of such Holder’s Registrable Securities in accordance with applicable law, and (B) if the Company is required by applicable law to file a post-effective amendment to the Shelf Registration, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, however, that (A) if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth in this clause (ii) until the termination of such Suspension Period and (B) if the Company, for the sole purpose of adding Electing Holders to the Shelf Registration, is required to file a post-effective amendment to the Shelf Registration, such post-effective amendment shall be prepared and filed, and Electing Holders shall be added to the Shelf Registration, no later than the first business day of the next calendar quarter that begins on or after 10 Business Days from the date that the Company receives such Holder’s completed Notice and Questionnaire.

(iii)	The term “Electing Holder” shall mean any Holder that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 4(a)(i) or 4(a)(ii) hereof.

(b) Prepare and file with the SEC no later than the Filing Date (or, if the Filing Date is not on a Business Day, the next succeeding Business Day), a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that the Company shall furnish to and afford a representative chosen by the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement or designated by the Representative if the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement have not so chosen, and, if applicable, one counsel for the Holders covered by such Registration Statement and any managing underwriters, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case where possible at least 5 Business Days prior to such filing and where not possible as promptly as possible). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object.

(c) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. The Company shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period if it voluntarily takes any action (other than as set forth in Section 2(c) hereof) that would result in Electing Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period, unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation the provisions of Section 4(k) hereof and the last paragraph of Section 4(u) hereof.

(d) Notify the Electing Holders (and their designated counsel, if any) and the managing underwriters, if any, promptly (but in any event within 2 Business Days):

(i)	when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such

Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), in each case making publicly available such documents on the Company’s website or by public release made to Dow Jones & Company, Inc., Reuter Economic Services and Bloomberg Business News;

(ii)	of any request by the Commission for post-effective amendments or supplements to the Shelf Registration Statement or the Prospectus included therein;

(iii)	of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and

(iv)	of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

(f) If requested by the managing underwriter or underwriters (if any), or the Holders of a majority in Amount of Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

(g) Furnish, upon written request, to each Electing Holder and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(h) Deliver to each Electing Holder, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 4(u) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Electing Holders and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the Electing Holders, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Electing Holder, or the managing underwriter or underwriters reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause the Company’s counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(i); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation generally in any jurisdiction.

(j) Unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(k) Subject to Section 2(c), upon the occurrence of any event contemplated by Section 4(d)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(b) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

(m) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters; in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters provided the required representation letters are provided under Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority in Amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n) Make available for inspection by representatives and agents chosen by the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement and the managing underwriter participating in any such disposition of Registrable

Securities, if any and any attorney, accountant or other agent retained by any such representatives and agents, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement as determined solely by the Company in consultation with its counsel, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than through the acts of such Inspector. Each Electing Holder of such Registrable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each Electing Holder of such Registrable Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company’s sole expense. The Company shall have the right to approve the Inspectors and such approval shall not be unreasonably withheld.

(o) Provide (i) the representatives of the Holders of a majority in Amount of Registrable Securities covered by the registration statement and not more than one counsel for all the Holders of such Registrable Securities, (ii) the underwriters (which term, for purposes of this Registration Rights Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

(p) Comply in all material respect with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any twelve-month period (or 90 days after the end of any twelve-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD, Inc. (the “NASD”), including if the Rules of Fair Practice and the By- Laws of the NASD or any successor thereto, as amended from time to time (including Schedule E thereto) so require, engaging a “qualified independent underwriter” (“QIU”) as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(o) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

(r) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

(s) Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement, or the managing underwriter or underwriters, if any.

(t) Use its reasonable best efforts to cause the Underlying Shares to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Class A Common Stock of the Company primarily trades on or prior to the Effective Time of the Shelf Registration.

(u) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d)(iv) or Section 2(c) hereof, such Holder will (i) forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus and (ii) keep confidential the fact the Holder has received such notice, until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. Any notice need not specify the nature of the event giving rise to such suspension.

Section 5. Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(i) hereof, in the case of Registrable Securities), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority of shares of the Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 5(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 4(n) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement (or designated by the Representative if the Holders of a majority of the Registrable Securities has not so designated one counsel) and other reasonable out-of-pocket expenses of such Holders of Registrable Securities incurred in connection with the registration and sale of the Registrable Securities pursuant to any Registration Statement.

Section 6. Indemnification

(a) Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein; and provided, further, that the Company shall not be liable for loss, claim, damage or expense (1) arising from any offer or sale of Registrable Securities during a Suspension Period of which the Electing Holder has received notice, or (2) if the Electing Holder fails to deliver, within the time required by the Securities Act, a Prospectus that is amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected the untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Prospectus delivered by the Electing Holder, so long as the Prospectus, as amended or supplemented, has been delivered to such Holder prior to such time.

(b) Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in such Shelf Registration, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Shelf Registration and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable under subsections (a), (b) or (c) of this Section 6 for any settlement of any claim or action effected without its consent, which consent will not be unreasonably withheld; provided, however, that such indemnifying party has notified in writing the indemnified party of its refusal to accept such settlement within 30 days of its receipt of a notice from the indemnified party outlining the terms of such settlement.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in (i) such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and to the Holders and the Initial Purchaser on the other hand from the sale of the securities or (ii) if the allocation provided by clause (i) is for any reason held unenforceable or not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Indemnified Person on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Company from the offering and sale of the Convertible Notes bear to the total net proceeds received by such Indemnified Person from sales of Registrable Securities giving rise to such obligations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(e) Notwithstanding any other provision of this Section 6, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

(f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

Section 7. Rules 144 and 144A

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and such rules and regulations and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act. The Company further covenants for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

Section 8. Underwritten Registrations

If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in Amount of such Registrable Securities included in such offering and reasonably acceptable to the Company.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 9. Miscellaneous

(a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Other than its Amended and Restated Registration Rights Agreement dated February 25, 1999, the Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggyback registration rights with respect to a Registration Statement, and the Company shall undertake to use its reasonable best efforts to obtain a waiver of such piggyback registration rights.

(b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than a majority in Amount of Registrable Securities then outstanding; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any person who was a Holder of Registrable Securities, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(1) if to a Holder of the Registrable Securities, at the most current address of such Holder on the Security Register (as defined in the Indenture), in the case of Convertible Notes, and the stock ledger of the Company, in the case of Class A Common Stock, with a copy in like manner to the Initial Purchaser as follows:

GOLDMAN, SACHS & CO.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention: Registration Department

(2) if to the Initial Purchaser, at the addresses specified in Section 9(d)(1);

(3) if to the Company, at the addresses as follows:

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

Facsimile No.: (617) 375-7575

Attention: William H. Hess, Esq.

Executive Vice President and General Counsel

with copies to:

Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

Facsimile No.: (617) 227-4420

Attention: Matthew J. Gardella, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third-party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchaser and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Purchaser and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 7 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any state thereof having jurisdiction.

(m) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of Registrable Securities of such Holder.

(n) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN TOWER CORPORATION

By:	/s/ Bradley E. Singer
	Name:	Bradley E. Singer
	Title:	Chief Financial Officer and Treasurer

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Appendix A

American Tower Corporation

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE]

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the 3.00% Convertible Notes due August 20, 2012 (the “Convertible Notes”) of American Tower Corporation (the “Company”) are held.

The Company is in the process of registering the Convertible Notes under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Convertible Notes included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Convertible Notes receive a copy of the enclosed materials as soon as possible as their rights to have the Convertible Notes included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline for response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Convertible Notes through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact [Name, address and telephone number of contact at the Issuer].

American Tower Corporation

Notice of Registration Statement

and

Selling Securityholder Questionnaire

[Date]

American Tower Corporation (the “Company”) has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 3.00% Convertible Notes due August 15, 2012 (the “Securities”) and the shares of Class A common stock, par value $.01 per share (the “Class A Common Stock”), issuable upon conversion thereof, in accordance with the Registration Rights Agreement, dated as of August 20, 2004 (the “Registration Rights Agreement”), between the Company and the purchaser named therein. A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to have Registrable Securities included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Registration Rights Agreement to mean all or any portion of the Convertible Notes issued from time to time under the Indenture in registered form and the shares of Class A Common Stock issuable upon conversion of such Convertible Notes; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

The term “Restricted Security” is defined in the Registration Rights Agreement to mean any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Class A Common Stock that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, or (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) has otherwise been transferred and a new Security or share of Class A Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the Trustee the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	(a)	Full Legal Name of Selling Securityholder:

____________________________________________________________________________________

	(b)	Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) Below:

____________________________________________________________________________________

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) Below are Held:

(2)		Address for Notices to Selling Securityholder:

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

		Telephone:	__________________________________________________________________

		Fax:	__________________________________________________________________

		Contact Person:	__________________________________________________________________

(3)		Beneficial Ownership of Convertible Notes:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Convertible Notes or shares of Class A Common Stock issued upon conversion, repurchase or redemption of any Convertible Notes.

	(a)	Principal amount of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

____________________________________________________________________________________

CUSIP No(s). of such Registrable Securities:

____________________________________________________________________________________

Number of shares of Class A Common Stock (if any) issued upon conversion, repurchase or redemption of Registrable Securities: __________________________________

	(b)	Principal amount of Convertible Notes other than Registrable Securities beneficially owned:

____________________________________________________________________________________

CUSIP No(s). of such other Convertible Notes: ______________________________________________

Number of shares of Class A Common Stock (if any) issued upon conversion of such other Convertible Notes:

____________________________________________________________________________________

(c)		Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

______________________________________________________________________________________________________

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

______________________________________________________________________________________________________

Number of shares of Class A Common Stock (if any) issued upon conversion of Registrable Securities which are to be included in the Shelf Registration Statement:

______________________________________________________________________________________________________

(4)		Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of Class A Common Stock or any other securities of the Company, other than the Convertible Notes and shares of Class A Common Stock listed above in Item (3).

State any exceptions here:

(5)		Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)		Nature of the Selling Securityholder:

	(a)	Is the selling Securityholder a reporting company under the Securities Exchange Act, a majority owned subsidiary of a reporting company under the Securities Exchange Act or a registered investment company under the Investment Company Act? If so, please state which one.

If the entity is a majority owned subsidiary of a reporting company, identify the majority stockholder that is a reporting company.

If the entity is not any of the above, identify the natural person or persons having voting and investment control over the Company’s securities that the entity owns.

(b) Is the Selling Securityholder a registered broker-dealer? Yes No

State whether the Selling Securityholder received the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.

State whether the Selling Securityholder is an affiliate of a broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s).

Yes No

If the answer is “Yes,” you must answer the following:

If the Selling Securityholder is an affiliate of a registered broker-dealer, the Selling Securityholder purchased, the Registrable Securities (i) in the ordinary course of business and (ii) at the time of the purchase of the Registrable Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

Yes No

If the answer is “No”, state any exceptions here:

If the answer is “No,” this may affect your ability to be included in the registration statement.

(7)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail or air courier guaranteeing overnight delivery as follows:

(i) To the Company:

(ii) With a copy to:

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY AT:

Exhibit 1

to Appendix A

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

Attention:

The Bank of New York

101 Barclay Street, 21W

New York, New York 10286

Attention: Corporate Trust Office

Re:	American Tower Corporation (the “Company”)

3.00% Convertible Notes due August 15, 2012 (the “Convertible Notes”)

Dear Sirs:

Please be advised that                          has transferred $                 aggregate principal amount of the Convertible Notes, or shares of the Company’s Class A common stock, issued upon conversion of Convertible Notes, pursuant to an effective Registration Statement on Form S-3 (File No. 333-            ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Convertible Notes or common stock is named as a selling securityholder in the Prospectus dated [date], or in amendments or supplements thereto, and that the aggregate principal amount of the Convertible Notes or number of shares of common stock transferred are a portion of the Convertible Notes or shares of common stock listed in such Prospectus as amended or supplemented opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)